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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

      Filed by the registrant /X/
      Filed by a party other than the registrant / /

      Check the appropriate box:
      / /        Preliminary proxy statement
      / /        Definitive proxy statement
      /X/        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or Rule
                 14a-12

                       CELSION CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

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
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April   , 2000 /                                                       D R A F T

DEAR FELLOW SHAREHOLDERS:

We are pleased to enclose Celsion's 10K Annual Report along with a notice and proxy materials for an annual stockholders meeting scheduled for June 1, 2000. With your support, Celsion is thriving. I'll explain how shortly, but let's take a moment to review what the company does. As noted in the Annual Report, Celsion has exclusive commercial application rights for seven patented, focused-microwave heat technologies. A number of products are in varying stages of testing or development including:

     - BREAST CANCER TREATMENT SYSTEM to kill tumors with focused microwave heat alone, without surgery.

     - PROSTATE TREATMENT SYSTEM to relieve urinary obstruction (BPH) with microwave focused heat.

     - HEAT-ACTIVATED, SITE SPECIFIC CANCER DRUGS delivery where focused heat releases a drug in the targeted tumor.

THE FOUNDATION OF THE COMPANY'S BUSINESS IS OUR ABILITY TO FOCUS HEAT.

Celsion's products are based upon MIT's Adaptive Phased Array (APA) Technology, originally developed for the U.S. Strategic Defense Initiative Program as illustrated below:

--------------------------------------------------------------------------------

                      [Illustrations and Captions Omitted - at this location, there is a graphic comparing targeted radar with targeted heat, with captions describing both]

--------------------------------------------------------------------------------

HERE IS HOW WE ARE THRIVING:
ALLIANCES WITH MAJOR UNIVERSITIES AND HOSPITALS HAVE BEEN FORMED.

                                ------------------------------------------------

To develop technologies and obtain
licensing agreements, the Company
1) has forged alliances with a
number of universities, and 2) has
undertaken Phase I clinical trials
and has agreed to conduct Phase II         [Illustration and Caption Omitted -
clinical trials with leading               at this location, there is a picture
hospitals.                                 at a university hospital and a list
                                           of scientific and medical alliances]




                                ------------------------------------------------


SIGNIFICANT FINANCING HAS BEEN ARRANGED

A total of $4.3 million was obtained in a recent private placement. In addition, two classes of Celsion warrants have been called for redemption, adding an additional $5.0 million to Celsion's capital. As a result, Celsion has the funding to finish all its clinical research (Phase I &II) for both Breast Cancer and Benign Prostatic Hyperplasia
(BPH). It also has the funds to begin research on targeted drug delivery.

TESTING THE SAFETY AND FEASIBILITY OF OUR BREAST CANCER SYSTEM IN PHASE I CLINICAL TRIALS (UTILIZING MIT'S APA TECHNOLOGY) IS WELL UNDERWAY

The results of Phase I clinical trials have led the principal investigators at UCLA and the Breast Surgery Center at Columbia/HCA to plan two exciting protocols for Phase II clinical testing.

--------------------------------------------------------------------------------

 1.   The total ablation (death) of small
      cancerous breast tumors using focused
      microwave heat alone in patients
      prior to undergoing lumpectomy.

 2.   The downsizing of large cancerous
      tumors to small tumors using microwave
      focused heating. If successful, this
      could result in women whose tumors       [Illustration and Caption
      were so large that mastectomy was        Omitted - at this location, there
      required, only having to undergo a       is a graphic of the breast cancer
      lumpectomy once the tumor was downsized. ablation system used in Phase I
                                               Clinicals]


--------------------------------------------------------------------------------

Dr. Robert Gardner, Celsion's principal investigator at the Breast Cancer Surgery Center explained, "WE ARE VERY PLEASED WITH THE PRELIMINARY RESULTS OF THE APA TREATMENT, WHICH HAS SIGNIFICANTLY REDUCED THE SIZE OF LARGE CANCEROUS BREAST TUMORS IN OUR PATIENTS, WITH A SINGLE APPLICATION OF FOCUSED HEAT".

BENIGN PROSTATIC HYPERPLASIA (BPH) TRIALS ARE TOTALLY ON TARGET.

Phase I BPH clinicals are being conducted by Dr. Arnold Melman, Chairman-Department of Urology, Montefiore Medical Center, NY after showing promising initial results on a first set of patients. Patients experienced improved symptoms, which have been at least maintained or further improved over time. Dr. Melman reports, "TO DATE EACH OF OUR PATIENTS HAS HAD A PAINLESS OUTPATIENT TREATMENT IN OUR OFFICE WITH GOOD RESOLUTION OF SYMPTOMS AND IMPROVEMENT IN URINARY FLOW. MOST OF THE MEN ARE AMAZED THAT THEY CAN DRIVE HOME BY THEMSELVES AND DO NOT NEED A CATHETER AFTER THE THERAPY. WE ARE LOOKING FORWARD TO COMPLETING THIS PHASE I STUDY." Both Johns Hopkins and Walter Reed Hospitals have agreed to join us in our Phase II clinical trials.

RIGHTS LICENSED FROM DUKE UNIVERSITY FOR THE COMMERCIAL DEVELOPMENT OF HEAT-TRIGGERED LIPOSOMES

Duke University scientists implanted human tumors in mice. When treated with a cancer killing drug delivered through heat-triggered micro-carriers called Liposomes, these tumors regressed completely in 11 out of 11 mice tested. The finding raises the possibility of treating cancers by injecting such Liposomes into cancer patients and, with Celsion's APA focused heat technology, applying heat only at the region of a tumor to selectively release cancer killing drugs. Celsion is currently working with scientists and physicians at Duke to organize a Phase I clinical feasibility demonstration of the concepts of targeted drug delivery in patients, scheduled to begin early next year.

GENE DELIVERY AND GENE THERAPY BIOTECHNOLOGY PRODUCTS IN DEVELOPMENT



                                     Page 2
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Celsion has been collaborating with scientists at Memorial Sloan Kettering on the development of heat-sensitive gene therapy compounds. These biological modifiers can be activated by Celsion's APA focused heat to significantly reduce a tumor's ability to resist radiation, chemotherapy or heat. Memorial Sloan Kettering has filed a patent application for this proprietary, heat-sensitive, gene-based, biological modifier. Celsion has an exclusive option to negotiate a worldwide license for the commercialization of this technology and is in active negotiations to finalize the license terms. Celsion is also planning a pre-clinical feasibility demonstration on the use of the biological modifier for cancer treatment. This would provide the data to apply for approval from the FDA to begin clinical trials in patients to demonstrate safety and efficacy of this biotechnological cancer treatment approach.

BUSINESS ADVISORY BOARD

Celsion has formed a Business Advisory Board which includes the group of professionals shown below, who have agreed to be available to Celsion for advice on a wide array of business issues:

--------------------------------------------------------------------------------

MEMBER                      COMPANY AFFILIATION

Brian Cunningham            Former Chairman/CEO, Computer Entry Systems Corp

Anthony Buono               General Manager, Hartz Mountain Group

Anthony Deasey              CFO, World Kitchens (Corning)

Margaret Grayson            CFO, The V1Corporation

William F. Leimkuhler       Former VP/General Counsel, Allen and Company

Gordon Macklin              First President of Nasdaq and Former CEO of
                            Hambrecht  & Quist

Jonathan J. Prinz           Former President, The Schechter Group

Alan Pottash                Former Senior Vice President, PepsiCo

--------------------------------------------------------------------------------

IMPORTANT CHANGES AIMED AT MAXIMIZING LIQUIDITY AND SHARE VALUE PLANNED.

Celsion's Board of Directors believes that the Company has reached the point in its history when a listing on the NASDAQ SmallCap Market is in the interest of its shareholders. A listing should provide greater visibility, make it easer for us to interest the Wall Street research community in our progress, and, equally important, is intended to increase liquidity in the market for Celsion's shares.
We have recently filed the necessary application and hope it will be approved shortly. While none of us can control fluctuations in the security markets, it's our hope that this listing will enhance the long term value of your overall holdings in the years ahead.

We also want to make two changes in Celsion's structure that require your approval.

     1. We will be asking you to authorize an increase in our authorized shares from 100 million to 150 million, and to create a class of authorized preferred stock. While we have no current plans to use those shares, having them at our disposal will provide your management with greater flexibility in building our Company, including allowing for acquisitions, future financings and/or stock splits when, and if, required.

     2. The Board is also asking that you authorize moving the Company's domicile to Delaware from Maryland. This change in the Company's state of incorporation is especially important. As the Company plans for the future, it is essential that Celsion operate under the well-established principles of corporate governance and flexibility, and take advantage of the widely-accepted body of precedents that are hallmarks of Delaware corporate law. It



                                     Page 3
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          is the reason that most large and many smaller public companies as well as financial institutions use Delaware as their corporate domicile.

The enclosed proxy statement fully describes the reasons and the mechanism for authorizing more shares and for changing the corporate domicile, and also contains information on the election of directors and the selection of auditors.
We encourage you to review the text carefully.

THANK YOU SHAREHOLDERS

Celsion has come a long way since its founding in 1982. Exciting technology which we feel will have a measurable impact upon the health of countless human beings is at the root of that success. But we never could have made this progress, or looked to such a bright future, without your support. The Board of Directors joins us in thanking you for your continuing confidence.

Sincerely,
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

[Signature Omitted]                          [Signature Omitted]

Augustine Y. Cheung, PhD                     Spencer Volk
Chairman & Chief Scientific Officer          President & Chief Executive Officer
Celsion Corporation                          Celsion Corporation



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